Exhibit 99.1

AMERICAN HOME [LOGO]    FOR IMMEDIATE RELEASE
                        ---------------------


             American Home Mortgage Announces Third Quarter Results

                      Earnings are $1.36 per diluted share

            Quarterly loan production reaches a record $15.3 billion

    Common stock dividend policy increased to $1.06 per share per quarter, or

                     $4.24 per share on an annualized basis

          2006 earnings guidance of $4.85 to $5.15 per share reaffirmed

Melville, NY (October 26, 2006) - American Home Mortgage Investment Corp. (NYSE:
AHM) announced today results for the quarter ended September 30, 2006.


FINANCIAL HIGHLIGHTS
--------------------


Comparison of the Three Months Ended September 30, 2006 and 2005

o Revenue for the third quarter of 2006 was $258.9 million, compared to revenue of $204.8 million for the third quarter of 2005, an increase of 26.4%.

o Net earnings for the third quarter of 2006 were $72.0 million, compared to net earnings of $53.2 million for the third quarter of 2005, an increase of 35.4%.

o Earnings per diluted share for the third quarter of 2006 were $1.36, compared to earnings per diluted share of $1.09 for the third quarter of 2005, an increase of 24.8%.

o Dividends per common share for the third quarter of 2006 were $1.01, compared to $0.86 for the third quarter of 2005, an increase of 17.4%.

o Book value per common share was $22.52 at September 30, 2006, compared to book value per common share of $22.81 at September 30, 2005, a decrease of 1.3%.


Comparison of the Three Months Ended September 30, 2006 and June 30, 2006

o Revenue for the third quarter of 2006 was $258.9 million, compared to revenue of $276.8 million for the second quarter of 2006, a decrease of 6.4%.

o Net earnings for the third quarter of 2006 were $72.0 million, compared to net earnings of $72.4 million for the second quarter of 2006, a decrease of 0.5%.

o Earnings per diluted share for the third quarter of 2006 were $1.36, compared to earnings per diluted share of $1.37 for the second quarter of 2006, a decrease of 0.7%.

o Dividends per common share for the third quarter of 2006 were $1.01, compared to $0.96 for the second quarter of 2006, an increase of 5.2%.

o Book value per common share was $22.52 at September 30, 2006, compared to book value per common share of $22.35 at June 30, 2006, an increase of 0.8%.

Comparison of the Nine Months Ended September 30, 2006 and 2005

o Revenue for the nine months ended September 30, 2006 was $768.8 million, compared to adjusted revenue of $572.1 million for the nine months ended September 30, 2005, an increase of 34.4%. GAAP revenue for the nine months ended September 30, 2005 was $643.5 million.

o Net earnings for the nine months ended September 30, 2006 were $198.8 million compared to adjusted net earnings of $172.7 million for the nine months ended September 30, 2005, an increase of 15.1%. GAAP net earnings for the nine months ended September 30, 2005 were $244.1 million.

o Earnings per diluted share for the nine months ended September 30, 2006 were $3.75 compared to adjusted earnings per diluted share of $3.83 for the nine months ended September 30, 2005, a decrease of 2.1%. GAAP earnings per diluted share for the nine months ended September 30, 2005 were $5.51.

o Dividends per common share for the nine months ended September 30, 2006 were $2.88, compared to $2.33 for the nine months ended September 30, 2005, an increase of 23.6%.


Michael Strauss, American Home's Chief Executive Officer, commented, "I am pleased by our company's results during the third quarter. In particular, earnings per share were strong at $1.36, while dividends and book value per share continued to advance from second quarter levels. Our company's third quarter results were accomplished during a period that was particularly difficult for our industry; a period that included the adverse impacts of an inverted yield curve, falling national housing prices, reduced national loan originations, and servicing write-downs due to lower interest rates. These difficult conditions are reflected in American Home's third quarter results which include a significant mortgage servicing asset write-down, a lower although still constructive gain-on-sale margin, high credit expense for reserving necessitated by sharply higher delinquencies and loan repurchases, and finally, lower warehouse net interest due to a narrower spread between new loan yields and funding yields. These factors were offset in our company's third quarter results however, by record portfolio net interest income, record loan production and record servicing and ancillary fee income, as well as by lower expenses in our loan production business. In addition, our company did not experience a loss in its mortgage-backed securities portfolio as had been the case in several of the previous quarters, but instead had a net portfolio gain of $3.4 million. I believe our company's strong results in this challenging environment illustrate the underlying earnings power of our businesses.

"During the quarter, our company added $906.8 million of newly originated loans to its portfolio of loans held for investment. These loans are carried at their cost, have an unrecognized fair value in excess of cost of $15.5 million, and are projected to yield 7.01% over their estimated life. As investors know, one of our company's core strategies is to grow ongoing portfolio net interest income by increasing our holdings of self-originated loans benefited by a low cost basis.

"Based on our third quarter results and our outlook for the fourth quarter, our company is reaffirming its 2006 earnings guidance of $4.85 to $5.15 per share, and its guidance for annual loan originations of $55 billion to $60 billion.

"As was previously announced, earlier this month our company completed its purchase of Flower Bank, a federal savings bank located in Chicago, Illinois. This purchase represents an important milestone in our company's development. Although Flower Bank will grow slowly, eventually our strategic plan is to be able to provide additional consumer financial services to our customers and the general public. Through this strategy we expect to increase the return from our customer base and our customer acquisition expenditures as well as to diversify the sources of earnings from our operating subsidiaries.

"I am very pleased to announce that based on our company's earnings and prospects, our Board of Directors has again increased our company's quarterly dividend policy on its common stock by $0.05 per share. The new per share common stock dividend policy is $1.06 per quarter, or $4.24 on an annualized basis. The new dividend policy is expected to take effect with our January dividend payment, although our company is not obligated to pay dividends until such dividends are declared by our Board of Directors, and our Board of Directors may change our company's dividend policy at any time without prior notice."

THIRD QUARTER RESULTS
---------------------

During the third quarter, net interest income from portfolio loans and mortgage-backed securities including carry from free-standing swaps increased moderately to reach a record $35.9 million compared to $33.9 million during this year's second quarter. The increase was attributable to a $500 million increase in average portfolio assets as well as a slight increase in the portfolio's net interest margin including swap carry to 1.11% compared to 1.09 % in the second quarter. Contributing to the improvement in net interest margin was an increase in the portfolio's proportion of self-originated loans held for investment. During the third quarter, loans and mortgage-backed securities in portfolio averaged $13.0 billion, and earned net interest income of $28.4 million equal to a net interest margin of 0.88%. In addition, during the quarter, the Company earned $7.5 million of positive carry on interest rate swaps which economically hedge the trading portion of the Company's portfolio. Under accounting rules, these swaps are classified as free-standing derivatives and consequently are not included in GAAP net interest income, but are instead included in unrealized gains and losses on mortgage-backed securities and derivatives. For the third quarter, the combined net interest income and positive swap carry was $35.9 million, or 1.11% of average portfolio assets. By comparison, during the second quarter of 2006, the Company's mortgage loans and mortgage-backed securities portfolio averaged $12.5 billion and earned net interest income of $28.1 million equal to a net interest margin of 0.90%. During the second quarter, the Company had $5.8 million of positive carry from interest rate swaps which economically hedge the trading portion of the Company's portfolio. Consequently, in the second quarter the combined net interest income and positive swap carry was $33.9 million, or 1.09% of average portfolio assets.

During the third quarter, the Company's overall net interest income fell to $43.0 million compared to $50.2 million in the second quarter. Lower overall net interest income resulted from lower net interest earnings from the Company's inventory of warehoused loans, which more than offset increased net interest earnings from the investment portfolio. During the third quarter, the Company's inventory of warehoused loans averaged $8.1 billion, earned a net interest margin of 1.24% and earned net interest income of $25.1 million. This compares with average warehoused loans of $8.8 billion, a net interest margin of 1.44% and net interest income of $31.6 million in the second quarter of 2006. Lower net interest margin from warehoused loans was a result of ongoing narrowing of the spread between the yield on fixed-rate and hybrid adjustable-rate mortgage ("ARM") loans compared to the yield on the Company's funding sources including commercial paper and warehouse credit facilities. Net interest income from warehoused loans is expected to continue at low levels so long as the yield on short term interest rates exceeds the yield on longer term rates. During the third quarter, the Company had interest expense on trust preferred borrowings, servicing financing and other obligations of $10.5 million compared to $9.5 million during the second quarter of 2006.

During the third quarter, the Company continued to experience higher costs for credit provisions and allowances due to sharply higher portfolio delinquencies as well as increased repurchases of delinquent, previously sold loans. Non-performing loans held for investment increased to $66.9 million at the end of the third quarter compared to $33.5 million at the end of the second quarter. Allowances and reserves associated with these loans were $12.5 million at quarter-end compared to $6.9 million at the end of the second quarter, while the Company's provision expense was $5.4 million in the third quarter compared to $4.0 million during the second quarter. During the third quarter, the Company's loss severity as a percent of loan principal on completed foreclosures, net of mortgage insurance recoveries, was 15.7%. The Company purchases mortgage insurance to partially mitigate its credit exposure and 46.3% of the Company's securitized loans held for investment are benefited by mortgage insurance. Delinquencies and related expenses are expected to continue to rise in future quarters primarily due to a weakened national housing market as well as seasoning of the Company's portfolio.

Throughout the third quarter, the Company continued to pursue a strategy of matching the duration of its portfolio assets with the duration, net of hedges, of the liabilities used to fund those assets. At September 30, 2006, the composition of the Company's loans held for investment and loans underlying its mortgage-backed securities was 49.1% 5/1 ARM loans, 24.9% short reset ARMs, 14.0% fixed rate loans, 6.5% HELOC and closed-end seconds, 2.5% 3/1 ARMs, and 3.0% other ARM types. On September 30, 2006, the mortgage-backed securities portfolio's duration, net of liabilities and hedges, was estimated to be (0.12) years and its projected average life was 2.57 years. The composition of the mortgage-backed securities portfolio by credit quality based on Standard & Poor's ratings was 93.5% Agency and AAA, 4.0% AA, A, and BBB and 2.5% BB and unrated.

During the third quarter, the Company's loan origination business continued to produce strong results. Loan production reached a record $15.3 billion compared to $14.9 billion in this year's second quarter. During the third quarter, the Company sold $14.3 billion of loans to third parties for a gain on sale of $210.6 million equal to a gain on sale margin of 1.47%. By comparison, during this year's second quarter, the Company sold $13.9 billion of loans to third parties for a gain on sale of $224.6 million equal to a gain on sale margin of 1.62%. During the third quarter, the Company's loan production expenses were $152.6 million, or 1.06% of loans sold, or 1.00% of loans originated, compared to $160.2 million, or 1.16% of loans sold, or 1.07% of loans originated in the second quarter. The Company estimates that its national market share, based on Freddie Mac's recent, revised estimate of national market size, was 2.23% in the third quarter compared to 2.04% in this year's second quarter and 1.45% during the third quarter of 2005. At the end of the third quarter, the Company employed approximately 2,640 loan officers and account executives, including call center representatives, but excluding sales assistants, compared to approximately 2,612 on June 30, 2006.

In the third quarter, the Company's financial results were affected by several significant changes in the carrying value of its assets and derivatives. During the quarter, the change in the value of the Company's servicing assets due to changes in valuation assumptions declined by $16.8 million, net of hedges, due primarily to lower interest rates. Additionally, during the quarter, the Company had gains excluding positive carry from swaps of $3.4 million in its portfolio of mortgage-backed securities and related hedges. Finally, during the quarter, the Company had other comprehensive loss of $9.6 million. Of this other comprehensive loss, the Company's portfolio of investment securities and related hedges gained $1.7 million. The remaining $11.3 million of other comprehensive loss resulted from a loss in value in the swaps and other derivatives used to hedge the Company's loans held for investment. When interest rates decline, as they did in the third quarter, these derivatives lose value, and the loss is recognized in other comprehensive income. The loans held for investment, however, gained fair value during the quarter in response to lower interest rates. The amount of gain in the fair value of the loans held for investment in the third quarter was $21.5 million. Under GAAP, this gain in the fair value of the loans is not recognized in other comprehensive income. The gain is, however, included as a portion of the increase in the positive difference between the fair value of the Company's loans compared to those loans' carrying values, which is shown as a supplemental schedule to the Company's financial tables accompanying this earnings release.

During the third quarter, the Company's servicing income and ancillary fees reached a record $43.4 million gross, and $14.6 million net of $28.8 million of realization of servicing cash flow expense. "Realization of servicing cash flows" expense is a classification resulting from the Company's adoption of FAS 156, and is roughly though not fully equivalent in concept to the classification "amortization of servicing rights" that appeared in the Company's financial results for periods prior to its adoption of FAS 156. By comparison, during the second quarter, servicing income and ancillary fees were $30.4 million gross, and $4.1 million net of $26.3 million of realization of servicing cash flows. As noted above, however, during the quarter the Company experienced a net write-down of its mortgage servicing assets of $16.8 million including $23.9 million of gross write-down partially offset by $7.1 million of servicing hedge gains. This compares with a net write-up of $7.5 million during this year's second quarter including $7.5 million of gross write-up and no hedge gains or losses. Prior to the third quarter, the Company did not hedge its servicing assets. As was previously announced, the Company began hedging its servicing assets in July 2006, and continued to build its hedge through the balance of the third quarter, completing the establishment of the hedge earlier this month. During the third quarter, the servicing hedge only partially offset the gross write-down of the servicing assets primarily because the hedge was not fully in place throughout the quarter. The hedge is expected to more closely offset changes in the value of the Company's mortgage servicing assets in future quarters. At the end of the third quarter, the principal amount of the loans underlying the Company's servicing assets was $35.9 billion. By comparison, the amount of loans underlying the Company's servicing assets at the end of this year's second quarter was $32.6 billion. The principal amount of the servicing portfolio, including warehouse loans, was $43.0 billion at the end of the third quarter and $39.1 billion at the end of this year's second quarter.

The Company's total revenues in the third quarter were $258.9 million. Of these revenues, $43.0 million was from net interest income, $210.6 million was from sales of newly originated mortgage loans including origination fees and net of hedges, $43.4 million was from mortgage servicing fees, $7.5 million was from interest carry on free-standing swaps, $3.4 million was realized and unrealized gains on mortgage-backed securities held, net of hedges, and $2.0 million was from other sources. Revenues were decreased by $28.8 million due to realization of servicing cash flows, $16.8 million from decline in the value of servicing due to changes in assumptions, net of hedges, and $5.4 million of provision for loan losses. During the quarter, the Company's expenses were $171.3 million, and the Company's pre-tax income was $87.6 million. Also during the quarter, the Company's tax expense was $15.6 million. Consequently, net income for the quarter was $72.0 million while preferred dividends were $3.3 million and net income available to common stockholders was $68.7 million, resulting in earnings per diluted share of $1.36. Book value attributable to common stockholders at September 30, 2006 was $1.13 billion, or $22.52 per common share, compared to $1.12 billion, or $22.35 per common share, at June 30, 2006.

EARNINGS GUIDANCE
-----------------

With this earnings announcement, American Home is reaffirming its 2006 earnings guidance of $4.85 to $5.15 per diluted share. The Company's earnings guidance is based on uncertain assumptions about factors that will affect the Company's fourth quarter, 2006 results including: that net interest margins will remain near constant, that gain-on-sale margins will decline slightly, that originations will decline slightly, that expenses as a percentage of loan production will remain constant, that credit loss related expenses will continue to increase and that the Company will not experience significant write-downs or write-ups in the value of its assets due to changing interest rates or credit spreads which are not offset by the Company's hedges. Results differing from the Company's assumptions for these factors as well as many other factors may cause the Company's actual results to differ from its earnings guidance. With this earnings release, the Company is also reaffirming its guidance for 2006 loan production of $55 billion to $60 billion.

DIVIDEND POLICY
---------------

Based on the Company's projections for earnings and cash flow, its Board of Directors has raised the Company's common stock dividend policy to $1.06 per share per quarter, or $4.24 per share on an annualized basis. The Company's dividend policy does not constitute an obligation to pay dividends, which only occurs when its Board of Directors declares a dividend. The dividend policy is subject to ongoing review by the Board of Directors based on, among other things, the Company's business prospects, financial condition, earnings projections and cash flow projections, and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice. The new dividend policy of $1.06 per share per quarter is expected to commence beginning in January 2007.

OTHER COMPANY HIGHLIGHTS
------------------------

On October 19, 2006, the Company acquired Flower Bank, fsb, of Chicago, Illinois. In connection with its acquisition of Flower, the Company recognized goodwill of approximately $17.0 million. In addition, the Company recapitalized Flower through a cash investment in Flower's equity of $50 million. The Company's business plan for Flower includes the Company depositing approximately $350 million of mortgage servicing escrow accounts at Flower. It also includes Flower offering deposit accounts and consumer credit products including real estate loans and credit cards. Flower is expected to invest in the loans it originates as well as in high-grade securities, and, in particular, securities issued by Fannie Mae and Freddie Mac.

On August 22, 2006, the Company completed an acquisition of certain loan origination assets of Pacific Crest Savings Bank. The annual loan originations of the acquired Pacific Crest branches are projected to be $200 million to $250 million. The Company acquired three loan origination branches from Pacific Crest, two of which are in the Seattle metropolitan area. In connection with the acquisition, American Home paid approximate net book value for Pacific Crest's nominal fixed assets and hired approximately 23 loan officers into its retail channel.

On August 18, 2006, the Company privately issued $30 million of trust preferred securities. The yield on the securities was LIBOR plus 2.40%. The securities are callable in five years at the option of the Company at a price of par, and mature in thirty years. One of the Company's strategies is to increase its unsecured borrowings and reduce its reliance on borrowing facilities that require pledged collateral. Implementation of this strategy to date has primarily been though the issuance of trust preferred securities.

On August 10, 2006, the Company increased the facility size of the Company's Bank of America syndicated committed revolving credit facility from $1.0 billion to $1.25 billion and extended the maturity date for an additional one-year term. Additionally, on September 13, 2006, the Company entered into a $350 million mortgage warehouse facility with Credit Suisse First Boston and on September 22, 2006, the Company entered into a $2.0 billion mortgage warehouse facility with subsidiaries of Deutsche Bank.

On October 23, 2006, Fitch Ratings upgraded its rating of the Company's servicing operations to 'RPS3+'. The previous rating had been 'RPS3'.

ADJUSTED FINANCIAL MEASURES
---------------------------

Throughout this news release, the terms adjusted revenues, adjusted net earnings, adjusted earnings per diluted share, adjusted net interest income, adjusted net interest margin and other similar terms are used to identify financial measures that are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company has been, and expects to continue to be, managed on the basis of the adjusted financial measures. The adjusted financial measures should be read in conjunction with the Company's GAAP results. A reconciliation of the adjusted financial measures to financial measures prepared in accordance with GAAP is included on pages A-1 and A-2 of this release.

CONFERENCE CALL TODAY
---------------------

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

American Home will hold an investor conference call today, October 26, 2006, at 10:30 a.m., Eastern Time, to discuss earnings. Interested parties may listen to the live conference call by visiting the investor relations section of American Home's corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through November 9, 2006.

DIVIDEND REINVESTMENT & DIRECT STOCK PURCHASE AND SALE PLAN
-----------------------------------------------------------

American Home Mortgage Investment Corp. has established an Investors Choice Dividend Reinvestment & Direct Stock Purchase and Sale Plan for its shareholders. The plan offers affordable alternatives for buying and selling common stock of American Home Mortgage Investment Corp. Participants in the plan may also reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares of the Company's common stock. If you have additional questions or would like to enroll in the plan, please contact the plan administrator, American Stock Transfer & Trust Company, at 1-888-777-0319 (toll free) or visit their website at www.amstock.com.

ABOUT AMERICAN HOME
-------------------

American Home Mortgage Investment Corp. is a mortgage real estate investment trust ("REIT") focused on earning net interest income from self-originated loans and mortgage-backed securities, and, through its taxable subsidiaries, from originating and selling mortgage loans and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices and mortgage brokers as well as purchased from correspondent lenders, and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

FORWARD-LOOKING STATEMENTS
--------------------------

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

                                       ###

CONTACT:

Mary M. Feder
Vice President, Investor Relations
American Home Mortgage Investment Corp.
(631) 622-6469
mary.feder@americanhm.com


Financial Table Presentation

The following financial tables include GAAP, adjusted and reconciling information for the reasons and purposes described under the heading ADJUSTED FINANCIAL MEASURES herein.


                     Financial Tables to Follow on Next Page

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                             Three Months Ended         Nine Months Ended
                                                           ----------------------    ------------------------
                                                           Sept. 30,    Sept. 30,    Sept. 30,     Sept. 30,
                                                             2006         2005         2006          2005
                                                           ---------    ---------    ---------    -----------
                                                                                                      (1)
                                                                                                  As Adjusted
                                                           ---------    ---------    ---------    -----------
Mortgage Holdings Segment:
--------------------------------------------------------
Investment Portfolio Performance (2):
-------------------------------------
Average loans and mortgage-backed securities in
    portfolio ($ billions)                                      13.0          7.1         12.2            7.1
Interest income ($ millions)                                   195.6         84.5        531.8          239.8
Average portfolio yield                                         6.03%        4.76%        5.82%          4.50%

Interest expense ($ millions)                                  167.2         62.9        448.9          161.8
Average cost of funds and hedges                                5.37%        3.84%        5.18%          3.29%

Net interest income ($ millions)                                28.4         21.6         82.9           78.0
Net interest margin                                             0.88%        1.24%        0.91%          1.46%

Interest carry on free standing derivatives ($ millions)         7.5         -0.6         17.2           -8.3
Net interest income including interest carry on
    free standing derivatives ($ millions)                      35.9         21.0        100.1           69.7
Net interest margin including interest carry on free
    standing derivatives                                        1.11%        1.21%        1.10%          1.31%

Reconciliation of Changes in Mortgage Holdings (3):
---------------------------------------------------
Net change in mortgage-backed securities ($ billions)           -0.3          1.2         -1.6           -1.1
Additions to loans in portfolio ($ billions)                     0.9          1.3          3.1            1.4
Principal repayments and other dispositions of loans in
    portfolio ($ billions)                                       0.4          0.0          0.8            0.0
Net additions to loans in portfolio ($ billions)                 0.5          1.3          2.3            1.4
Loans and mortgage-backed securities held - end of
    period ($ billions)                                         14.8         10.7         14.8           10.7
Mortgage-backed securities period end duration gap (in
    years)                                                     -0.12         0.17        -0.12           0.17

Loan Origination Segment:
--------------------------------------------------------
Loan originations ($ billions) (4)                              15.3         13.7         43.4           31.7
   Refinance                                                      54%          46%          52%            45%
   ARM                                                            53%          48%          53%            50%

Average mortgage loans, net ($ billions) (3)                     8.1          5.7          8.8            4.1
Net interest income excluding trust preferred and other
    interest expense ($ millions)                               25.1         28.5         84.7           70.4
Net interest margin excluding trust preferred and other
    interest expense                                            1.24%        2.12%        1.28%          2.32%
Trust preferred and other interest expense ($ millions)          6.6          2.0         17.0            3.2
Net interest income ($ millions)                                18.5         26.5         67.7           67.2
Loans securitized and held ($ billions)                          0.0          1.2          0.0            2.9
Loans securitized and sold ($ billions)                          0.0          1.3          0.0           10.3
Loans sold to third parties ($ billions)                        14.3          9.9         41.7           17.5

Gain on sales of loans, net of hedge gains
    ($ millions) (5)                                           210.6        176.5        607.1          472.0
Excess of fair value over carrying value of loans added
    to investment portfolio ($ millions)                        15.6         26.5         48.4           27.8
                                                           ---------    ---------    ---------    -----------
           Total ($ millions)                                  226.2        203.0        655.5          499.8
                                                           ---------    ---------    ---------    -----------
Gain on sales of loans, net of hedge gains (% of
    principal) (5)                                              1.47%        1.42%        1.46%          1.60%
Excess of fair value over carrying value of loans added
    to investment portfolio (% of principal)                    1.71%        2.02%        1.54%          1.92%
           Total (% of principal)                               1.48%        1.48%        1.46%          1.61%
Applications accepted ($ billions)                              23.4         19.7         66.3           50.0
Application pipeline ($ billions)                               12.3         11.6         12.3           11.6

                                                           Sept. 30,    Sept. 30,
                                                             2006         2005
                                                           ---------    ---------
Loan Servicing Segment:
--------------------------------------------------------
Loan servicing portfolio - total with warehouse
    ($ billions)                                                43.0         27.5
Loan servicing portfolio - loans sold or securitized
    ($ billions)                                                35.9         24.2
Interest expense ($ millions)                                    3.9          1.3
Weighted average note rate                                      6.77%        5.73%
Weighted average service fee                                   0.339%       0.331%
Average age (in months)                                           15           13

Notes:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004. Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

(2) Excludes loans held for investment pending securitization.

(3) Includes loans held for investment pending securitization.

(4) Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

(5) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                               Three Months Ended
                                                           -----------------------------------------------------------
                                                           Sept. 30,    June 30,    March 31,    Dec. 31,    Sept. 30,
                                                             2006         2006        2006         2005        2005
                                                           ---------    --------    ---------    --------    ---------
Mortgage Holdings Segment:
--------------------------------------------------------
Investment Portfolio Performance (1):
-------------------------------------
Average loans and mortgage-backed securities in
    portfolio ($ billions)                                      13.0        12.5         11.1        10.5          7.1
Interest income ($ millions)                                   195.6       181.3        154.9       138.0         84.5
Average portfolio yield                                         6.03%       5.82%        5.60%       5.27%        4.76%

Interest expense ($ millions)                                  167.2       153.2        128.5       108.2         62.9
Average cost of funds and hedges                                5.37%       5.19%        4.96%       4.36%        3.84%

Net interest income ($ millions)                                28.4        28.1         26.4        29.8         21.6
Net interest margin                                             0.88%       0.90%        0.95%       1.17%        1.24%

Interest carry on free standing derivatives ($ millions)         7.5         5.8          3.9         1.0         -0.6
Net interest income including interest carry on
    free standing derivatives ($ millions)                      35.9        33.9         30.3        30.8         21.0
Net interest margin including interest carry on free
    standing derivatives                                        1.11%       1.09%        1.09%       1.21%        1.21%

Reconciliation of Changes in Mortgage Holdings (2):
--------------------------------------------------------
Net change in mortgage-backed securities ($ billions)           -0.3        -0.3         -1.0         1.4          1.2
Additions to loans in portfolio ($ billions)                     0.9         1.2          1.0         2.1          1.3
Principal repayments and other dispositions of loans in
    portfolio ($ billions)                                       0.4         0.2          0.2         0.0          0.0
Net additions to loans in portfolio ($ billions)                 0.5         1.0          0.8         2.1          1.3
Loans and mortgage-backed securities held - end of
    period ($ billions)                                         14.8        14.6         13.9        14.1         10.7
Mortgage-backed securities period end duration gap (in
    years)                                                     -0.12        0.10         0.15       -0.03         0.17

Loan Origination Segment:
--------------------------------------------------------
Loan originations ($ billions) (3)                              15.3        14.9         13.2        13.6         13.7
   Refinance                                                      54%         51%          51%         51%          46%
   ARM                                                            53%         55%          51%         50%          48%

Average mortgage loans, net ($ billions) (2)                     8.1         8.8          9.6         8.6          5.7
Net interest income excluding trust preferred and other
    interest expense ($ millions)                               25.1        31.6         28.0        26.4         28.5
Net interest margin excluding trust preferred and other
    interest expense                                            1.24%       1.44%        1.17%       1.28%        2.12%
Trust preferred and other interest expense ($ millions)          6.6         5.7          4.7         3.3          2.0
Net interest income ($ millions)                                18.5        25.9         23.3        23.1         26.5
Loans securitized and held ($ billions)                          0.0         0.0          0.0         0.0          1.2
Loans securitized and sold ($ billions)                          0.0         0.0          0.0         0.0          1.3
Loans sold to third parties ($ billions)                        14.3        13.9         13.5        11.0          9.9

Gain on sales of loans, net of hedge gains
    ($ millions) (4)                                           210.6       224.6        171.9       105.4        176.5
Excess of fair value over carrying value of loans added
    to investment portfolio ($ millions)                        15.6        18.8         14.0        30.2         26.5
                                                           ---------    --------    ---------    --------    ---------
           Total ($ millions)                                  226.2       243.4        185.9       135.6        203.0
                                                           ---------    --------    ---------    --------    ---------

Gain on sales of loans, net of hedge gains (% of
    principal) (4)                                              1.47%       1.62%        1.27%       0.96%        1.42%
Excess of fair value over carrying value of loans added
    to investment portfolio (% of principal)                    1.71%       1.49%        1.44%       1.43%        2.02%
           Total (% of principal)                               1.48%       1.61%        1.28%       1.03%        1.48%
Applications accepted ($ billions)                              23.4        22.1         20.8        17.8         19.7
Application pipeline ($ billions)                               12.3        12.1         11.8         9.2         11.6

                                                           Sept. 30,    June 30,    March 31,    Dec. 31,    Sept. 30,
                                                             2006         2006        2006         2005        2005
                                                           ---------    --------    ---------    --------    ---------
Loan Servicing Segment:
--------------------------------------------------------
Loan servicing portfolio - total with warehouse
    ($ billions)                                                43.0        39.1         34.8        30.7         27.5
Loan servicing portfolio - loans sold or securitized
    ($ billions)                                                35.9        32.6         29.0        25.0         24.2
Interest expense ($ millions)                                    3.9         3.8          3.1         2.6          1.3
Weighted average note rate                                      6.77%       6.38%        6.09%       5.79%        5.73%
Weighted average service fee                                   0.339%      0.336%       0.329%      0.330%       0.331%
Average age (in months)                                           15          14           14          15           13

Notes:

(1) Excludes loans held for investment pending securitization.

(2) Includes loans held for investment pending securitization.

(3) Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

(4) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                              Three Months Ended        Nine Months Ended
                                                                            ----------------------    ----------------------
                                                                            Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                                                                              2006         2005         2006         2005
                                                                            ---------    ---------    ---------    ---------
                                                                                                                      (1)
                                                                                                                      As
                                                                                                                   Adjusted
                                                                            ---------    ---------    ---------    ---------
Net interest income:
     Interest income                                                        $ 332,875    $ 180,038    $ 963,684    $ 435,325
     Interest expense                                                        (289,878)    (133,169)    (823,905)    (294,830)
                                                                            ---------    ---------    ---------    ---------
          Net interest income                                                  42,997       46,869      139,779      140,495
                                                                            ---------    ---------    ---------    ---------

     Provision for loan losses                                                 (5,365)          --      (10,655)          --
                                                                            ---------    ---------    ---------    ---------
          Net interest income after provision for loan losses                  37,632       46,869      129,124      140,495
                                                                            ---------    ---------    ---------    ---------
Non-interest income:
     Gain on sales of mortgage loans                                          210,621      123,658      607,122      236,288
     Gain on sales of current period securitized mortgage loans                    --       19,960           --      168,998
     Gain on sales of mortgage-backed securities and derivatives                9,849        6,116        8,952       11,468
     Unrealized gain (loss) on mortgage-backed securities and derivatives       1,050      (10,965)       2,635       (1,021)

     Loan servicing fees                                                       43,379       21,099       98,129       52,232
     Amortization and impairment of mortgage servicing rights                      --       (3,478)          --      (41,912)
     Change in fair value of mortgage servicing rights:
       Due to realization of cash flows                                       (28,839)          --      (73,880)          --
       Due to changes in valuation assumptions, net of hedge gain (loss)      (16,799)          --       (9,209)          --
                                                                            ---------    ---------    ---------    ---------
          Net loan servicing (loss) fees                                       (2,259)      17,621       15,040       10,320
                                                                            ---------    ---------    ---------    ---------
     Other non-interest income                                                  2,018        1,585        5,912        5,594
                                                                            ---------    ---------    ---------    ---------
          Non-interest income                                                 221,279      157,975      639,661      431,647
                                                                            ---------    ---------    ---------    ---------

Non-interest expenses:
     Salaries, commissions and benefits, net                                  105,676      101,378      308,100      264,712
     Occupancy and equipment                                                   19,228       15,328       56,961       42,396
     Data processing and communications                                         5,700        6,479       19,559       18,386
     Office supplies and expenses                                               5,346        5,024       14,823       15,110
     Marketing and promotion                                                    4,868        5,104       17,051       14,360
     Travel and entertainment                                                   7,798        4,670       22,344       14,025
     Professional fees                                                          6,076        3,744       16,420       10,646
     Other                                                                     16,588        7,360       49,662       21,072
                                                                            ---------    ---------    ---------    ---------
          Non-interest expenses                                               171,280      149,087      504,920      400,707
                                                                            ---------    ---------    ---------    ---------
Net income before income tax expense (benefit)                                 87,631       55,757      263,865      171,435
Income tax expense (benefit)                                                   15,611        2,549       65,035       (1,302)
                                                                            ---------    ---------    ---------    ---------
Net income                                                                  $  72,020    $  53,208    $ 198,830    $ 172,737
                                                                            =========    =========    =========    =========
Dividends on preferred stock                                                    3,305        3,304        9,914        9,913
                                                                            ---------    ---------    ---------    ---------
Net income available to common shareholders                                 $  68,715    $  49,904    $ 188,916    $ 162,824
                                                                            =========    =========    =========    =========
     Per share data:
       Basic                                                                $    1.37    $    1.10    $    3.78    $    3.88
       Diluted                                                              $    1.36    $    1.09    $    3.75    $    3.83

       Weighted average number of shares - basic                               50,148       45,174       49,975       41,973
       Weighted average number of shares - diluted                             50,553       45,669       50,363       42,471

Note:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                      Three Months Ended
                                                                 -------------------------------------------------------------
                                                                 Sept. 30,    June 30,     March 31,    Dec. 31,     Sept. 30,
                                                                   2006         2006         2006         2005         2005
                                                                 ---------    ---------    ---------    ---------    ---------
Net interest income:
    Interest income                                              $ 332,875    $ 330,196    $ 300,613    $ 265,435    $ 180,038
    Interest expense                                              (289,878)    (279,992)    (254,035)    (215,057)    (133,169)
                                                                 ---------    ---------    ---------    ---------    ---------
        Net interest income                                         42,997       50,204       46,578       50,378       46,869
                                                                 ---------    ---------    ---------    ---------    ---------
    Provision for loan losses                                       (5,365)      (3,979)      (1,311)      (2,142)          --
                                                                 ---------    ---------    ---------    ---------    ---------
        Net interest income after provision for loan losses         37,632       46,225       45,267       48,236       46,869
                                                                 ---------    ---------    ---------    ---------    ---------
Non-interest income:
    Gain on sales of mortgage loans                                210,621      224,594      171,907       98,777      123,658
    Gain on sales of current period securitized mortgage loans          --           --           --           --       19,960
    Gain (loss) on sales of mortgage-backed securities
        and derivatives                                              9,849          (47)        (850)      38,068        6,116
    Unrealized gain (loss) on mortgage-backed securities
        and derivatives                                              1,050       (7,730)       9,315      (44,778)     (10,965)

    Loan servicing fees                                             43,379       30,417       24,333       26,715       21,099
    Amortization and impairment of mortgage servicing rights            --           --           --      (18,745)      (3,478)
    Change in fair value of mortgage servicing rights:
       Due to realization of cash flows                            (28,839)     (26,306)     (18,735)          --           --
       Due to changes in valuation assumptions, net of
           hedge gain (loss)                                       (16,799)       7,476          114           --           --
                                                                 ---------    ---------    ---------    ---------    ---------
        Net loan servicing (loss) fees                              (2,259)      11,587        5,712        7,970       17,621
                                                                 ---------    ---------    ---------    ---------    ---------
    Other non-interest income                                        2,018        2,125        1,769        2,181        1,585
                                                                 ---------    ---------    ---------    ---------    ---------
        Non-interest income                                        221,279      230,529      187,853      102,218      157,975
                                                                 ---------    ---------    ---------    ---------    ---------
Non-interest expenses:
    Salaries, commissions and benefits, net                        105,676      103,157       99,267       95,237      101,378
    Occupancy and equipment                                         19,228       19,763       17,970       16,459       15,328
    Data processing and communications                               5,700        6,733        7,126        6,402        6,479
    Office supplies and expenses                                     5,346        5,145        4,332        4,612        5,024
    Marketing and promotion                                          4,868        6,383        5,800        5,951        5,104
    Travel and entertainment                                         7,798        7,793        6,753        6,982        4,670
    Professional fees                                                6,076        5,013        5,331        3,586        3,744
    Other                                                           16,588       17,192       15,882       10,946        7,360
                                                                 ---------    ---------    ---------    ---------    ---------
        Non-interest expenses                                      171,280      171,179      162,461      150,175      149,087
                                                                 ---------    ---------    ---------    ---------    ---------
Net income before income tax expense (benefit)                      87,631      105,575       70,659          279       55,757
Income tax expense (benefit)                                        15,611       33,224       16,200      (16,419)       2,549
                                                                 ---------    ---------    ---------    ---------    ---------
Net income                                                       $  72,020    $  72,351    $  54,459    $  16,698    $  53,208
                                                                 =========    =========    =========    =========    =========
Dividends on preferred stock                                         3,305        3,304        3,305        3,304        3,304
                                                                 ---------    ---------    ---------    ---------    ---------
Net income available to common shareholders                      $  68,715    $  69,047    $  51,154    $  13,394    $  49,904
                                                                 =========    =========    =========    =========    =========

    Per share data:
       Basic                                                     $    1.37    $    1.38    $    1.03    $    0.27    $    1.10
       Diluted                                                   $    1.36    $    1.37    $    1.02    $    0.27    $    1.09

       Weighted average number of shares - basic                    50,148       50,056       49,715       49,605       45,174
       Weighted average number of shares - diluted                  50,553       50,487       50,070       49,998       45,669

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)

                                                   September 30,      June 30,       March 31,      December 31,    September 30,
                                                       2006             2006            2006            2005            2005
                                                   -------------    ------------    ------------    ------------    -------------
Assets:
  Cash and cash equivalents                        $     298,079    $    304,268    $    572,591    $    575,650    $     624,424
  Accounts receivable and servicing advances             350,965         342,244         327,586         329,132          335,736
  Mortgage-backed securities                           8,957,373       9,299,224       9,580,963      10,602,104        9,208,172
  Mortgage loans held for sale, net                    1,365,595       1,243,702       1,589,613       2,208,749        1,901,293
  Mortgage loans held for investment, net              5,797,801       5,337,138       4,315,384       3,479,721        1,445,429
  Derivative assets                                       26,323         139,397         102,267          44,594           67,185
  Mortgage servicing rights, net                         460,913         434,173         371,974         319,671          300,659
  Premises and equipment, net                             82,288          80,296          75,594          68,782           64,174
  Goodwill                                               111,890         110,759         110,330          99,527           99,268
  Other assets                                            53,100          34,398          30,708          26,815           31,697
                                                   -------------    ------------    ------------    ------------    -------------
      Total assets                                 $  17,504,327    $ 17,325,599    $ 17,077,010    $ 17,754,745    $  14,078,037
                                                   =============    ============    ============    ============    =============
Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit                        $   1,890,034    $  1,476,958    $  1,754,581    $  3,474,191    $   2,165,154
  Drafts payable                                           8,749          12,349          16,377          20,754           18,763
  Commercial paper                                     1,283,858         888,476       1,073,630       1,079,179        1,334,296
  Reverse repurchase agreements                        7,232,503       8,939,786       8,899,050       9,806,144        8,041,579
  Collateralized debt obligations                      3,484,873       3,724,878       2,905,199       1,057,906               --
  Payable for securities purchased                     1,221,105              --         215,114         261,539          554,717
  Derivative liabilities                                  40,170           3,280           7,512          16,773               --
  Trust preferred securities                             282,340         252,780         204,018         203,688           96,964
  Accrued expenses and other liabilities                 383,585         355,009         385,392         277,476          239,382
  Notes payable                                          317,161         337,700         330,714         319,309          305,766
  Income taxes payable                                    95,808          80,529          51,016          30,770           56,310
                                                   -------------    ------------    ------------    ------------    -------------
    Total liabilities                                 16,240,186      16,071,745      15,842,603      16,547,729       12,812,931
                                                   -------------    ------------    ------------    ------------    -------------
Stockholders' Equity:
  Preferred stock                                        134,040         134,040         134,040         134,040          134,040
  Common stock                                               502             501             500             496              496
  Additional paid-in capital                             962,903         960,995         958,175         947,512          946,105
  Retained earnings                                      245,473         227,450         206,512         203,778          235,556
  Accumulated other comprehensive loss                   (78,777)        (69,132)        (64,820)        (78,810)         (51,091)
                                                   -------------    ------------    ------------    ------------    -------------
    Total stockholders' equity                         1,264,141       1,253,854       1,234,407       1,207,016        1,265,106
                                                   -------------    ------------    ------------    ------------    -------------
      Total liabilities and stockholders' equity   $  17,504,327    $ 17,325,599    $ 17,077,010    $ 17,754,745    $  14,078,037
                                                   =============    ============    ============    ============    =============
Number of shares outstanding - preferred               5,600,000       5,600,000       5,600,000       5,600,000        5,600,000
Number of shares outstanding - common                 50,182,257      50,107,214      50,004,965      49,639,646       49,590,821

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
                                 (In thousands)

                                                                                                               Nine Months
                                                                 Three Months Ended                               Ended
                                         -------------------------------------------------------------------   -----------
                                          Sept. 30,     June 30,      Mar. 31,      Dec. 31,      Sept. 30,     Sept. 30,
                                             2006         2006          2006          2005          2005          2006
                                         -----------   -----------   -----------   -----------   -----------   -----------

Preferred stock
Balance at end of period                 $   134,040   $   134,040   $   134,040   $   134,040   $   134,040   $   134,040
                                         -----------   -----------   -----------   -----------   -----------   -----------

Common stock
Balance at beginning of period           $       501   $       500   $       496   $       496   $       405   $       496
Issuance of common stock - earnouts               --            --             3            --            --             3
Issuance of common stock - Omnibus
 Stock Plan                                        1             1             1            --             1             3
Issuance of common stock - offering               --            --            --            --            90            --
                                         -----------   -----------   -----------   -----------   -----------   -----------
Balance at end of period                 $       502   $       501   $       500   $       496   $       496   $       502
                                         -----------   -----------   -----------   -----------   -----------   -----------

Additional paid-in capital
Balance at beginning of period           $   960,995   $   958,175   $   947,512   $   946,105   $   638,595   $   947,512
Issuance of common stock - earnouts              296            --         9,555            --           139         9,851
Issuance of common stock - Omnibus
 Stock Plan                                    1,067         1,126           651           857           488         2,844
Issuance of common stock - offering               --            --            --            --       304,033            --
Stock-based employee compensation
 expense                                          37           373           410            --            --           820
Tax benefit for stock options exercised          332         1,198            --           434         2,638         1,530
Restricted shares amortization                   176           123            47           116           212           346
                                         -----------   -----------   -----------   -----------   -----------   -----------
Balance at end of period                 $   962,903   $   960,995   $   958,175   $   947,512   $   946,105   $   962,903
                                         -----------   -----------   -----------   -----------   -----------   -----------

Retained earnings
Balance at beginning of period           $   227,450   $   206,512   $   203,778   $   235,556   $   224,442   $   203,778
Cumulative-effect adjustment as of
 beginning of period (1)                          --            --        (2,917)           --            --        (2,917)
Net income                                    72,020        72,351        54,459        16,698        53,208       198,830
Dividends declared                           (53,997)      (51,413)      (48,808)      (48,476)      (42,094)     (154,218)
                                         -----------   -----------   -----------   -----------   -----------   -----------
Balance at end of period                 $   245,473   $   227,450   $   206,512   $   203,778   $   235,556   $   245,473
                                         -----------   -----------   -----------   -----------   -----------   -----------

Other comprehensive loss
Balance at beginning of period           $   (69,132)  $   (64,820)  $   (78,810)  $   (51,091)  $   (44,300)  $   (78,810)
Unrealized gain (loss) on mortgage-
 backed securities                            75,429       (44,510)      (35,765)       (7,730)      (15,918)       (4,846)
(Loss) gain on cash flow hedges,
 net of amortization                         (85,074)       40,198        49,755       (19,989)        9,127         4,879
                                         -----------   -----------   -----------   -----------   -----------   -----------
Balance at end of period                 $   (78,777)  $   (69,132)  $   (64,820)  $   (78,810)  $   (51,091)  $   (78,777)
                                         -----------   -----------   -----------   -----------   -----------   -----------

Total stockholders' equity               $ 1,264,141   $ 1,253,854   $ 1,234,407   $ 1,207,016   $ 1,265,106   $ 1,264,141
                                         ===========   ===========   ===========   ===========   ===========   ===========

Note:
(1) Effective January 1, 2006, the Company adopted SFAS 156 and elected the fair value option to subsequently measure its MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                              Three Months Ended
                                                  ----------------------------------------------------------------------------
                                                     Sept. 30,        June 30,        Mar. 31,        Dec. 31,       Sept. 30,
                                                       2006            2006            2006            2005            2005
                                                  ------------    ------------    ------------    ------------    ------------

Cash flows from operating activities:
Net income                                        $     72,020    $     72,351    $     54,459    $     16,698    $     53,208
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
Depreciation and amortization                            4,275           5,014           3,953           3,454           3,098
Provision for loan losses                                5,365           3,979           1,311           2,142              --
Change in fair value of mortgage servicing
  rights                                                52,753          18,830          18,621              --              --
Amortization and impairment of mortgage
  servicing rights                                          --              --              --          18,745           3,478
Accretion and amortization of mortgage-backed
  securities, net                                        4,696           2,006           2,331           1,509          (2,571)
Deferred cash flow hedge gain (loss), net of
  amortization                                           5,509          10,509           3,909            (346)          1,689
(Gain) loss on sales of mortgage-backed
  securities and derivatives                            (4,735)             --              --             876           2,819
Unrealized (gain) loss on mortgage-backed
  securities                                            (1,588)         14,591           3,090          40,968          74,595
Unrealized loss (gain) on free standing
  derivatives                                           20,629          (1,038)         (4,765)          6,149         (31,137)
Increase (decrease) in forward delivery
  contracts                                             42,315          (6,036)        (24,041)         24,124         (13,547)
Capitalized mortgage servicing rights on
  securitized loans                                         --              --              --              --         (27,536)
Capitalized mortgage servicing rights on sold
  loans                                                (79,493)        (81,029)        (69,768)        (37,757)        (14,762)
(Increase) decrease in interest rate lock
  commitments                                           (5,069)         (4,447)          7,131         (10,508)         14,501
(Increase) decrease in mortgage loan basis
  adjustments                                          (10,125)         (2,156)          4,731         (32,201)        (12,649)
Excess tax benefits from share-based payment
  arrangements                                            (332)         (1,198)             --              --              --
Other                                                     (569)           (633)           (198)           (645)          2,196
(Increase) decrease in operating assets:
         Accounts receivable                             2,740         (13,506)          6,829          18,156        (218,519)
         Servicing advances                            (11,461)         (1,152)         (3,281)        (11,552)           (382)
         Other assets                                  (18,648)         (3,582)         (1,451)          4,882         (10,512)
Increase (decrease) in operating liabilities:
         Accrued expenses and other liabilities         25,988         (32,977)         93,876          31,696          53,657
         Income taxes payable                           15,611          30,711          16,173         (25,106)          8,557

Origination of mortgage loans held for sale        (14,664,704)    (14,371,439)    (12,203,014)    (11,482,292)    (12,394,139)
Principal received from sales of mortgage loans
  held for sale                                     14,241,440      14,013,921      13,372,574      11,179,015       9,448,293
Proceeds from securitizations of mortgage loans
  held for sale                                             --              --              --              --       2,993,315
Additions to mortgage-backed securities and
 derivatives                                                --              --              --        (152,666)     (1,191,209)
Principal proceeds from sales of self-
  originated mortgage-backed securities                     --          99,086       1,809,796       1,333,188              --
Cash received from residual assets in
  securitizations                                       16,785          20,947          27,353          26,958          35,431
Principal repayments of mortgage-backed
  securities                                            35,677          60,485          93,845         212,927         274,035
                                                  ------------    ------------    ------------    ------------    ------------
         Net cash (used in) provided by
  operating activities                                (250,921)       (166,763)      3,213,464       1,168,414        (948,091)
                                                  ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:
Purchases of premises and equipment                     (6,267)         (9,716)        (10,765)         (8,062)         (5,831)
Origination of mortgage loans held for
  investment                                          (599,384)       (560,003)       (970,335)     (2,084,025)     (1,301,364)
Proceeds from repayments and dispositions of
  mortgage loans held for investment                   446,199         240,403         137,545          75,613           5,108
Purchases of mortgage-backed securities             (1,666,650)       (461,125)     (1,389,336)     (3,298,636)     (2,417,565)
Principal proceeds from sales of purchased
  mortgage-backed securities                         1,503,760              --              --          24,592         518,517
Principal repayments of purchased mortgage-
  backed securities                                    529,441         501,239         438,297         409,080         414,667
Net increase in investment in Federal Home Loan
  Bank stock, at cost                                      (54)           (108)             --              --              --
Acquisition of business                                     --              --        (550,077)             --              --
                                                  ------------    ------------    ------------    ------------    ------------
         Net cash provided by (used in)
  investing activities                                 207,045        (289,310)     (2,344,671)     (4,881,438)     (2,786,468)
                                                  ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:
Increase (decrease) in warehouse lines of
  credit, net                                          413,076        (277,623)     (1,719,610)      1,309,037       1,499,457
(Decrease) increase in reverse repurchase
  agreements, net                                   (1,707,283)         40,736        (907,094)      1,764,565       1,703,949
(Decrease) increase in collateralized debt
  obligations                                         (240,005)        819,679       1,847,293       1,057,906              --
Increase (decrease) in payable for securities
  purchased                                          1,221,105        (215,114)        (46,425)       (293,178)        554,717
Increase (decrease) in commercial paper, net           395,382        (185,154)         (5,549)       (255,117)         42,612
(Decrease) increase in drafts payable, net              (3,600)         (4,028)         (4,377)          1,991          (7,775)
Increase in trust preferred securities                  29,560          48,762             330         106,724          48,550
(Decrease) increase in notes payable, net              (20,539)          6,986          11,405          13,543          49,706
Proceeds from issuance of common stock                   1,068           1,127             652             857         304,522
Excess tax benefits from share-based payment
  arrangements                                             332           1,198              --              --              --
Dividends paid                                         (51,409)        (48,819)        (48,477)        (42,078)        (34,130)
                                                  ------------    ------------    ------------    ------------    ------------
         Net cash provided by (used in)
financing activities                                    37,687         187,750        (871,852)      3,664,250       4,161,608
                                                  ------------    ------------    ------------    ------------    ------------

Net (decrease) increase in cash and cash
  equivalents                                           (6,189)       (268,323)         (3,059)        (48,774)        427,049
Cash and cash equivalents, beginning of period         304,268         572,591         575,650         624,424         197,375
                                                  ------------    ------------    ------------    ------------    ------------

Cash and cash equivalents, end of period          $    298,079    $    304,268    $    572,591    $    575,650    $    624,424
                                                  ============    ============    ============    ============    ============


Supplemental disclosure of non-cash investing
  activities:
Net transfer of loans held for sale to loans
  held for investment                             $    307,431    $    699,519    $         --    $         --    $         --
                                                  ============    ============    ============    ============    ============

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                                       Nine Months Ended
                                                                                  --------------------------
                                                                                         September 30,
                                                                                             2006
                                                                                  --------------------------
Cash flows from operating activities:
Net income                                                                                        $ 198,830
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization                                                                        13,242
Provision for loan losses                                                                            10,655
Change in fair value of mortgage servicing rights                                                    90,204
Accretion and amortization of mortgage-backed securities, net                                         9,033
Deferred cash flow hedge gain, net of amortization                                                   19,927
Gain on sales of mortgage-backed securities and derivatives                                          (4,735)
Unrealized loss on mortgage-backed securities                                                        16,093
Unrealized loss on free standing derivatives                                                         14,826
Increase in forward delivery contracts                                                               12,238
Capitalized mortgage servicing rights on sold loans                                                (230,290)
Increase in interest rate lock commitments                                                           (2,385)
Increase in mortgage loan basis adjustments                                                          (7,550)
Excess tax benefits from share-based payment arrangements                                            (1,530)
Other                                                                                                (1,400)
Increase in operating assets:
        Accounts receivable                                                                          (3,937)
        Servicing advances                                                                          (15,894)
        Other assets                                                                                (23,681)
Increase in operating liabilities:
        Accrued expenses and other liabilities                                                       86,887
        Income taxes payable                                                                         62,495

Origination of mortgage loans held for sale                                                     (41,239,157)
Principal received from sales of mortgage loans held for sale                                    41,627,935
Principal proceeds from sales of self-originated mortgage-backed securities                       1,908,882
Cash received from residual assets in securitizations                                                65,085
Principal repayments of mortgage-backed securities                                                  190,007
                                                                                  --------------------------
        Net cash provided by operating activities                                                 2,795,780
                                                                                  --------------------------

Cash flows from investing activities:
Purchases of premises and equipment                                                                 (26,748)
Origination of mortgage loans held for investment                                                (2,129,722)
Proceeds from repayments and dispositions of mortgage loans held for investment                     824,147
Purchases of mortgage-backed securities                                                          (3,517,111)
Principal proceeds from sales of purchased mortgage-backed securities                             1,503,760
Principal repayments of purchased mortgage-backed securities                                      1,468,977
Net increase in investment in Federal Home Loan Bank stock, at cost                                    (162)
Acquisition of business                                                                            (550,077)
                                                                                  --------------------------
        Net cash used in investing activities                                                    (2,426,936)
                                                                                  --------------------------

Cash flows from financing activities:
Decrease in warehouse lines of credit, net                                                       (1,584,157)
Decrease in reverse repurchase agreements, net                                                   (2,573,641)
Increase in collateralized debt obligations                                                       2,426,967
Increase in payable for securities purchased                                                        959,566
Increase in commercial paper, net                                                                   204,679
Decrease in drafts payable, net                                                                     (12,005)
Increase in trust preferred securities                                                               78,652
Decrease in notes payable, net                                                                       (2,148)
Proceeds from issuance of common stock                                                                2,847
Excess tax benefits from share-based payment arrangements                                             1,530
Dividends paid                                                                                     (148,705)
                                                                                  --------------------------
        Net cash used in financing activities                                                      (646,415)
                                                                                  --------------------------

Net decrease in cash and cash equivalents                                                          (277,571)
Cash and cash equivalents, beginning of period                                                      575,650
                                                                                  --------------------------
Cash and cash equivalents, end of period                                                          $ 298,079
                                                                                  ==========================

Supplemental disclosure of non-cash investing activities:
Net transfer of loans held for sale to loans held for investment                                $ 1,006,950
                                                                                  ==========================

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                 FAIR VALUE OF FINANCIAL INSTRUMENTS (Unaudited)
                                 (In thousands)


                                                                 September 30, 2006
                                               -----------------------------------------------------
                                                                             Fair Value in Excess of
                                               Carrying Value   Fair Value       Carrying Value
                                               --------------   ----------   -----------------------

Assets:
  Cash and cash equivalents                    $      298,079   $  298,079   $                    --
  Accounts receivable and servicing advances          350,965      350,965                        --
  Mortgage-backed securities                        8,957,373    8,957,373                        --
  Mortgage loans held for sale, net                 1,365,595    1,397,843                    32,248
  Mortgage loans held for investment, net           5,797,801    5,912,358                   114,557
  Mortgage servicing rights, net                      460,913      460,913                        --
  Derivative assets (1)                                26,323       96,686                    70,363
                                                                             -----------------------
                                                                                           $ 217,168
                                                                             -----------------------


                                                                                Carrying Value in
                                                                             Excess of (Lower Than)
                                                                                   Fair Value
                                                                             -----------------------

Liabilities:
  Warehouse lines of credit                    $    1,890,034   $1,890,034   $                    --
  Drafts payable                                        8,749        8,749                        --
  Commercial paper                                  1,283,858    1,283,858                        --
  Reverse repurchase agreements                     7,232,503    7,232,534                       (31)
  Collateralized debt obligations                   3,484,873    3,486,483                    (1,610)
  Derivative liabilities                               40,170       40,170                        --
  Trust preferred securities                          282,340      282,340                        --
  Notes payable                                       317,161      317,161                        --
                                                                             -----------------------
                                                                             $                (1,641)
                                                                             -----------------------


                                                                             Fair Value in Excess of
                                                                                 Carrying Value
                                                                             -----------------------
                                                                             $               215,527
                                                                             =======================

Note:
(1) Derivative assets includes interest rate lock commitments ("IRLCs") to fund mortgage loans.

The carrying value excludes the value of the mortgage servicing rights ("MSRs") attached to the IRLCs in accordance with SEC Staff Accounting Bulletin No. 105. The fair value includes the value of MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                                                 Nine Months Ended
                                                                                        ------------------------------------
                                                                                                 September 30, 2005
                                                                                        ------------------------------------
                                                                                                       (1)
                                                                                         GAAP      Adjustments   As Adjusted
                                                                                        -------    -----------   -----------
Mortgage Holdings Segment:
-------------------------------------------------------------------------------------
Investment Portfolio Performance (2):
-------------------------------------
Average loans and mortgage-backed securities in portfolio ($ billions)                      6.6            0.5           7.1
Interest income ($ millions)                                                              219.9           19.9         239.8
Average portfolio yield                                                                    4.45%                        4.50%

Interest expense ($ millions)                                                             154.1            7.7         161.8
Average cost of funds and hedges                                                           3.34%                        3.29%

Net interest income ($ millions)                                                           65.8           12.2          78.0
Net interest margin                                                                        1.33%                        1.46%

Interest carry on free standing derivatives ($ millions)                                   -8.3                         -8.3
Net interest income including interest carry on
    free standing derivatives ($ millions)                                                 57.5           12.2          69.7
Net interest margin including interest carry on free standing derivatives                  1.16%                        1.31%

Reconciliation of Changes in Mortgage Holdings (3):
-------------------------------------------------------------------------------------
Net change in mortgage-backed securities ($ billions)                                      -1.1                         -1.1
Additions to loans in portfolio ($ billions)                                                1.4                          1.4
Principal repayments of loans in portfolio ($ billions)                                     0.0                          0.0
Net additions to loans in portfolio ($ billions)                                            1.4                          1.4
Loans and mortgage-backed securities held - end of period ($ billions)                     10.7                         10.7
Mortgage-backed securities period end duration gap (in years)                              0.17                         0.17

Loan Origination Segment:
-------------------------------------------------------------------------------------
Loan originations ($ billions)                                                             31.7                         31.7
   Refinance                                                                                 45%                          45%
   ARM                                                                                       50%                          50%

Average mortgage loans, net ($ billions) (3)                                                5.3           -1.2           4.1
Net interest income excluding trust preferred and other interest expense ($ millions)      92.8          -22.4          70.4
Net interest margin excluding trust preferred and other interest expense                   2.40%                        2.32%
Trust preferred and other interest expense ($ millions)                                     3.2                          3.2
Net interest income ($ millions)                                                           89.6          -22.4          67.2
Loans securitized and held ($ billions)                                                     4.4           -1.5           2.9
Loans securitized and sold ($ billions)                                                    12.3           -2.0          10.3
Loans sold to third parties ($ billions)                                                   17.5                         17.5

Gain on sales of loans, net of hedge gains ($ millions) (4)                               515.5          -43.5         472.0
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                                                     27.8                         27.8
                                                                                        -------    -----------   -----------
           Total ($ millions)                                                             543.3          -43.5         499.8
                                                                                        -------    -----------   -----------
Gain on sales of loans, net of hedge gains (% of principal) (4)                            1.74%                        1.60%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                                                 1.92%                        1.92%
           Total (% of principal)                                                          1.75%                        1.61%
Applications accepted ($ billions)                                                         50.0                         50.0
Application pipeline ($ billions)                                                          11.6                         11.6

                                                                                                 September 30, 2005
                                                                                        ------------------------------------
Loan Servicing Segment:
-------------------------------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)                               27.5                         27.5
Loan servicing portfolio - loans sold or securitized ($ billions)                          24.2                         24.2
Interest expense ($ millions)                                                               4.7                          4.7
Weighted average note rate                                                                 5.73%                        5.73%
Weighted average service fee                                                              0.331%                       0.331%
Average age (in months)                                                                      13                           13

Notes:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

(2) Excludes loans held for investment pending securitization.

(3) Includes loans held for investment pending securitization.

(4) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                      Nine Months Ended
                                                                           ---------------------------------------
                                                                                     September 30, 2005
                                                                           ---------------------------------------
                                                                                            (1)
                                                                             GAAP       Adjustments    As Adjusted
                                                                           ---------    -----------    -----------
Net interest income:
    Interest income                                                        $ 462,250    $   (26,925)   $   435,325
    Interest expense                                                        (311,596)        16,766       (294,830)
                                                                           ---------    -----------    -----------
        Net interest income                                                  150,654        (10,159)       140,495
                                                                           ---------    -----------    -----------
Non-interest income:
    Gain on sales of mortgage loans                                          236,288             --        236,288
    Gain on sales of current period securitized mortgage loans               194,256        (25,258)       168,998
    Gain on sales of mortgage-backed securities and derivatives               12,868         (1,400)        11,468
    Unrealized gain (loss) on mortgage-backed securities and derivatives      36,242        (37,263)        (1,021)

    Loan servicing fees                                                       49,381          2,851         52,232
    Amortization and impairment of mortgage servicing rights                 (41,790)          (122)       (41,912)
    Change in fair value of mortgage servicing rights                             --             --             --
                                                                           ---------    -----------    -----------
        Net loan servicing fees                                                7,591          2,729         10,320
                                                                           ---------    -----------    -----------
    Other non-interest income                                                  5,594             --          5,594
                                                                           ---------    -----------    -----------
        Non-interest income                                                  492,839        (61,192)       431,647
                                                                           ---------    -----------    -----------
Non-interest expenses:
    Salaries, commissions and benefits, net                                  264,712             --        264,712
    Occupancy and equipment                                                   42,396             --         42,396
    Data processing and communications                                        18,386             --         18,386
    Office supplies and expenses                                              15,110             --         15,110
    Marketing and promotion                                                   14,360             --         14,360
    Travel and entertainment                                                  14,025             --         14,025
    Professional fees                                                         10,646             --         10,646
    Other                                                                     21,072             --         21,072
                                                                           ---------    -----------    -----------
        Non-interest expenses                                                400,707             --        400,707
                                                                           ---------    -----------    -----------
Net income before income tax expense                                         242,786        (71,351)       171,435
Income tax benefit                                                            (1,302)            --         (1,302)
                                                                           ---------    -----------    -----------
Net income                                                                 $ 244,088    $   (71,351)   $   172,737
                                                                           =========    ===========    ===========
Dividends on preferred stock                                                   9,913             --          9,913
                                                                           ---------    -----------    -----------
Net income available to common shareholders                                $ 234,175    $   (71,351)   $   162,824
                                                                           =========    ===========    ===========
    Per share data:
        Basic                                                              $    5.58    $     (1.70)   $      3.88
        Diluted                                                            $    5.51    $     (1.68)   $      3.83

        Weighted average number of shares - basic                             41,973         41,973         41,973
        Weighted average number of shares - diluted                           42,471         42,471         42,471

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

                                      A-2